Filed Pursuant to Rule 424(b)(7)
Registration No. 333-227609

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock, par value $1.00 per share, to be issued upon exercise of warrants	2,027,157(2)(3)	$1.71(4)	$3,466,438.47(4)	$449.95
Common Stock, par value $1.00 per share, that may be issued upon redemption of Redeemable Preferred Stock	— (2)	—	—	— (5)
Total				$449.95

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities issuable in connection with any stock split, stock dividend, or similar transaction with respect to the common stock being registered pursuant to this registration statement.

(2)

The Registrant is also registering an indeterminate number of shares of common stock that may be issued (i) upon exercise of the Warrants (as defined below) pursuant to anti-dilution adjustments of the Warrants and (ii) upon redemption of the Redeemable Preferred Stock in connection with certain change-of-control transactions.

(3)	Includes 2,027,157 shares of common stock that may be issued upon exercise of the Series A warrants that the Registrant issued to the selling stockholders in October 2019 (the “Warrants”).
(4)

This estimate is made pursuant to Rule 457(c) of the Securities Act, solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on October 29, 2019.

(5)

In reliance on and in accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee with respect to the number of shares of common stock that may become issuable upon redemption of the Redeemable Preferred Stock.

PROSPECTUS SUPPLEMENT dated November 4, 2019

(TO PROSPECTUS DATED September 28, 2018)

MCDERMOTT INTERNATIONAL, INC.

2,027,157 Shares of Common Stock

Offered by Selling Stockholders

This prospectus supplement relates to the offering for resale of up to 2,027,157 shares of our common stock, par value $1.00 per share (the “common stock”), which are issuable upon exercise of the Series A Warrants (the “Warrants”) held by the selling stockholders identified in this prospectus supplement. This prospectus supplement also relates to an indeterminate number of shares of our common stock that may be issued upon redemption of our 12% redeemable preferred stock, par value $1.00 per share (the “Redeemable Preferred Stock”) (which we issued in the same transaction as the Warrants), in connection with certain change-of-control transactions, as well as upon exercise of the Warrants as a result of anti-dilution adjustments.

We are not selling any shares of common stock under this prospectus supplement, and we will not receive any of the proceeds from the sale or other disposition of shares of common stock by the selling stockholders. We will only receive proceeds from the selling stockholders upon exercise of the Warrants to the extent we do not elect to “net” exercise any of the Warrants.

These securities may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling stockholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus supplement describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities. Another prospectus supplement may be used to describe the specific manner in which the selling stockholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus supplement. The names of underwriters, if any, will be stated in another prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MDR.” On November 1, 2019, the last sales price of our common stock as reported on the NYSE was 1.67 per share.

Investing in our common stock involves risks. You should carefully consider the risks relating to investing in our common stock and each of the risk factors described under “Risk Factors” on page S-3 of this prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

We are providing information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

Neither we nor the selling stockholders are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus supplement is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all the information we have included in the registration statement and the accompanying exhibits we have filed with the SEC. You may refer to the registration statement and exhibits for more information about us and the securities. The registration statement and exhibits are available at the SEC’s public reference room or through its website.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information “furnished” and not “filed” with the SEC, unless we specifically provide that such “furnished” information is to be incorporated by reference) after the date of this prospectus supplement and until the termination of this offering. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our quarterly reports on Form 10-Q for the quarterly periods ended months ended March 31, 2019, June 30, 2019 and September 30, 2019;

•	our Current Reports on Form 8-K filed with the SEC on March 5, 2019, May 2, 2019, October 21, 2019 and October 29, 2019; and

•

the description of our common stock contained in our registration statement on our Form 8-A filed with the SEC on December 7, 1982, as amended by our Form 8-A/A filed with the SEC on December 11, 2001.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to or telephoning us at:

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, Texas 77079

Attention: Investor Relations

Telephone: (281) 870-5000

We have not, and the selling stockholders have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying base prospectus and any free writing prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Republic of Panama, and a substantial amount of our assets are or may be located in jurisdictions outside the United States. Accordingly, it may be difficult or impossible to enforce judgments against us, including judgments predicated on the civil liability provisions of the federal securities laws of the United States. Because a substantial amount of our assets are located outside the United States, any judgment obtained in the United States against us may not be fully collectible in the United States. In addition, treaties may not exist in all cases for the recognition of the enforcement of a judgment or order of a foreign court. We have been advised by our counsel in the Republic of Panama, Arias, Fabrega and Fabrega, that courts in the Republic of Panama will enforce a foreign judgment for a liquidated amount in civil matters, subject to obtaining a writ from the Supreme Court of Panama, which would require the satisfaction of certain conditions and exceptions, including that: (1) the foreign court that granted the judgment grants reciprocity to the enforcement of judgments of courts of the Republic of Panama (which, in practice, the Supreme Court of Panama will presume to be the case, unless proved otherwise); (2) the party against whom the judgment was rendered, or its agent, was personally (not by mail) served in such action; (3) the judgment arises out of a personal action (i.e., not an “in rem” action) against the defendant; (4) the obligation in respect of which the judgment was rendered is lawful in the Republic of Panama and does not contradict the public policy of Panama; (5) the judgment is properly authenticated by diplomatic or consular officers of the Republic of Panama or pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalisation of Foreign Public Documents; and (6) a copy of the final judgment is translated into Spanish by a licensed translator in Panama. Subject to customary assumptions, Arias, Fabrega and Fabrega has advised us that they know of no current public policy that would prevent or hinder the enforcement of such a final judgment in the Republic of Panama. Courts in the Republic of Panama will not enforce in original actions liabilities predicated solely on the United States federal securities laws.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords. This information should be read in conjunction with Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 25, 2019 (the “2018 Form 10-K”) which is incorporated by reference herein.

This prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, to inform existing and potential security holders about our company. These statements may include projections and estimates concerning the scope, execution, timing and success of specific projects and our future remaining performance obligations (“RPOs”), revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy” or other words that convey the uncertainty of future events or outcomes. Sometimes we will specifically describe a statement as being a forward-looking statement and refer to this cautionary statement.

In addition, various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements.

These forward-looking statements include, but are not limited to, statements that relate to, or statements that are subject to risks, contingencies or uncertainties that relate to:

•	expectations regarding our business combination with Chicago Bridge & Iron Co. N.V. (“CB&I”) and the anticipated benefits of combining CB&I’s business with McDermott’s business;

•	future levels of revenues, operating margins, operating income (loss), cash flows, net income (loss) or earnings per share;

•	the outcome of project awards and scope, execution and timing of specific projects, including timing to complete and cost to complete these projects;

•

future project activities, including the commencement and subsequent timing of, and the success of, operational activities on specific projects, and the ability of projects to generate sufficient revenues to cover our fixed costs;

•	estimates of revenue over time and contract profits or losses;

•

expectations regarding the acquisition or divestiture of assets, including expectations regarding the sales of our Technology segment and the remaining portion of our pipe fabrication businesses and the timing of, and use of proceeds from, those transactions;

•	anticipated levels of demand for our products and services;

•	global demand for oil and gas and fundamentals of the oil and gas industry;

•	expectations regarding offshore development of oil and gas;

•	market outlook for the engineering, procurement, construction and installation market;

•	expectations regarding cash flows from operating activities;

•	expectations regarding RPOs;

•	future levels of capital, environmental or maintenance expenditures;

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•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•

the adequacy of our sources of liquidity and capital resources, including after entering into a new superpriority senior secured credit agreement (the “Superpriority Credit Agreement”) and after entering into amendments to the Company’s existing credit agreement and letter of credit agreement;

•	the success of our ongoing efforts to develop and implement a restructuring of our capital structure;

•	interest expense;

•	the effectiveness of our derivative contracts in mitigating foreign currency and interest rate risks;

•	results of our capital investment program;

•	the impact of U.S. and non-U.S. tax law changes;

•	the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; and

•	the anticipated effects of actions of third parties such as competitors, or federal, foreign, state or local regulatory authorities, or plaintiffs in litigation.

These forward-looking statements speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•

the outcome of our ongoing discussions with representatives of our lenders, holders of our 10.625% senior notes due 2024 and holders of our Redeemable Preferred Stock regarding alternatives to restructure our capital structure;

•	the continued willingness of our subcontractors, suppliers and service providers to continue to extend credit to us on payment terms that have become extended over the course of the current year;

•

the reactions of our customers, prospective customers, subcontractors, suppliers and service providers to the increased performance and credit risks associated with our constrained liquidity position and capital structure, which reflects a recently increased debt burden and increased risk of bankruptcy or insolvency proceedings;

•	general economic and business conditions and industry trends;

•	general developments in the industries in which we are involved;

•	the volatility of oil and gas prices;

•	decisions about capital investment to be made by oil and gas companies and other participants in the energy and natural resource industries, demand from which is the largest component of our revenues;

•

other factors affecting future levels of demand, including investments across the natural gas value chain, including liquefied natural gas and petrochemicals, investments in power and petrochemical facilities and investments in various types of facilities that require storage structures and pre-fabricated pipe;

•	the highly competitive nature of the businesses in which we are engaged;

•	uncertainties as to timing and funding of new contract awards;

•	our ability to appropriately bid, estimate and effectively perform projects on time, in accordance with the schedules established by the applicable contracts with customers;

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•	changes in project design or schedule;

•	changes in scope or timing of work to be completed under contracts;

•

cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes or otherwise;

•	changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;

•	risks associated with labor productivity;

•	cancellations of contracts, change orders and other modifications and related adjustments to RPOs and the resulting impact from using RPOs as an indicator of future revenues or earnings;

•	the collectability of amounts reflected in change orders and claims relating to work previously performed on contracts;

•	our ability to settle or negotiate unapproved change orders and claims and estimates regarding liquidated damages;

•	the capital investment required to construct new-build vessels and maintain and/or upgrade our existing fleet of vessels;

•	the ability of our suppliers and subcontractors to deliver raw materials in sufficient quantities and/or perform in a timely manner;

•	volatility and uncertainty of the credit markets;

•	our ability to comply with covenants in our credit agreements and other debt instruments and the availability, terms and deployment of capital;

•

the unfunded liabilities of our pension and other post-retirement plans, which may negatively impact our liquidity and, depending upon future operations, may impact our ability to fund our pension obligations;

•	the continued availability of qualified personnel;

•

the operating risks normally incident to our lines of business, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors and give rise to contractually imposed liquidated damages;

•	natural or man-caused disruptive events that could damage our facilities, equipment or our work-in-progress and cause us to incur losses and/or liabilities;

•	equipment failure;

•	changes in, or our failure or inability to comply with, government regulations;

•	adverse outcomes from legal and regulatory proceedings;

•	impact of potential regional, national and/or global requirements to significantly limit or reduce greenhouse gas and other emissions in the future;

•	changes in, and liabilities relating to, existing or future environmental regulatory matters;

•	changes in U.S. and non-U.S. tax laws or regulations;

•

the continued competitiveness and availability of, and continued demand and legal protection for, our intellectual property assets or rights, including the ability of our patents or licensed technologies to perform as expected and to remain competitive, current, in demand, profitable and enforceable;

•	our ability to keep pace with rapid technological changes or innovations;

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•	the risk that we may not be successful in updating and replacing current information technology and the risks associated with information technology systems interruptions and cybersecurity threats;

•	the risks associated with failures to protect data privacy in accordance with applicable legal requirements and contractual provisions binding upon us;

•	the consequences of significant changes in interest rates and currency exchange rates;

•	difficulties we may encounter in obtaining regulatory or other necessary approvals of any strategic transactions;

•	the risks associated with negotiating divestitures of assets with third parties;

•	the risks associated with integrating acquired businesses;

•	the risks associated with forming and operating joint ventures, including exposure to joint and several liability for failures in performance by our co-venturers;

•	social, political and economic situations in countries where we do business;

•	the risks associated with our international operations, including risks relating to local content or similar requirements;

•	foreign currency and interest rate risks and our ability to properly manage or hedge those or similar risks;

•	interference from adverse weather or sea conditions;

•	the possibilities of war, other armed conflicts or terrorist attacks;

•	the effects of asserted and unasserted claims and the extent of available insurance coverages;

•	our ability to obtain surety bonds, letters of credit and new financing arrangements;

•	our ability to maintain builder’s risk, liability, property and other insurance in amounts and on terms we consider adequate and at rates that we consider economical;

•	the aggregated risks retained in our captive insurance subsidiaries; and

•	the impact of the loss of insurance rights as part of the Chapter 11 Bankruptcy settlement concluded in 2006 involving several of our former subsidiaries.

We believe the items we have outlined above are important factors that could cause estimates in our financial statements to differ materially from actual results and those expressed in a forward-looking statement made in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, or elsewhere by us or on our behalf. We have discussed many of these factors in more detail elsewhere in the documents we have incorporated by reference, including our 2018 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 4, 2019 (the “Q3 2019 10-Q”), and may discuss these factors in more detail in any additional prospectus supplement. These factors are not necessarily all the factors that could affect us. Unpredictable or unanticipated factors we have not discussed in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises, except as required by applicable securities laws and regulations. We advise investors that they should (1) be aware that factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for information regarding risks you should consider before investing in our common stock.

Throughout this prospectus supplement, when we use the terms “McDermott,” “we,” “us,” “our” or the “Company” we are referring either to McDermott International, Inc. in its individual capacity or to McDermott International, Inc. and its operating subsidiaries collectively, as the context requires.

Our Company

Overview

We are a fully integrated provider of engineering, procurement, construction and installation and technology solutions to the energy industry and design and build end-to-end infrastructure and technology solutions to transport and transform oil and gas into a variety of products. Our customers include national, major integrated and other oil and gas companies as well as producers of petrochemicals and electric power. Our proprietary technologies, integrated expertise and comprehensive solutions are utilized for liquefied natural gas, power, offshore and subsea, and downstream (includes downstream oil and gas processing facilities and licensed technologies and catalysts) energy projects around the world. We execute our contracts through a variety of methods, principally fixed-price, but also including cost reimbursable, cost-plus, day-rate and unit-rate basis or some combination of those methods. Contracts are usually awarded through a competitive bid process.

Our Principal Executive Offices

Our principal executive offices are located at 757 N. Eldridge Parkway, Houston, Texas 77079, and our telephone number at that location is (281) 870-5000. Our website is located at www.mcdermott.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in our common stock.

Additional Information

For additional information about us, including our corporate structure and management, please refer to the documents set forth under “Where You Can Find More Information” in this prospectus supplement, including our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference herein.

The Offering

Shares of Common Stock Offered Up to 2,027,157 shares of our common stock, par value $1.00 per share.

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of shares of common stock by the selling stockholders. We will only receive proceeds from the selling stockholders upon exercise of the Warrants to the extent we do not elect to “net” exercise any of the Warrants. Please read “Use of Proceeds.”

Exchange Listing	Our common stock trades on the NYSE under the symbol “MDR.”

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-3 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common stock in this offering.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus supplement, and we will not receive any of the proceeds from the sale or other disposition of shares of common stock by the selling stockholders. We will only receive proceeds from the selling stockholders upon exercise of the Warrants to the extent we do not elect to “net” exercise any of the Warrants.

SELLING STOCKHOLDERS

On October 21, 2019, in consideration for the selling stockholders, in their capacity as holders of our Redeemable Preferred Stock, providing their consent for us to enter into a new Superpriority Credit Agreement and amend our existing credit agreement and letter of credit agreement, we entered into a Consent and Waiver Agreement (as amended by Amendment No. 1, dated October 28, 2019, the “Consent and Waiver Agreement”) with the selling stockholders. Pursuant to the Consent and Waiver Agreement, we agreed, among other things, to issue to the selling stockholders (i) shares of Redeemable Preferred Stock in an aggregate amount equal to 3.0% of the Accreted Value (as defined in the Certificate of Designation providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights and the qualifications, limitations or restrictions of the Redeemable Preferred Stock) and (ii) Warrants to purchase 2,027,157 shares of common stock, with an initial exercise price per share of $0.01, subject to certain adjustments.

This prospectus supplement covers the possible resale by the selling stockholders of 2,027,157 shares of common stock that may be issued upon exercise of the Warrants. This prospectus supplement also relates to an indeterminate number of shares of our common stock that may be issued upon redemption of the Redeemable Preferred Stock in connection with certain change-of-control transactions and upon exercise of the Warrants as a result of anti-dilution adjustments. The shares of common stock underlying the Warrants and the Redeemable Preferred Stock are being registered pursuant to the Registration Rights Agreement, dated November 29, 2018, as amended by Amendment No. 1 dated October 25, 2019, between McDermott, the selling stockholders and other parties thereto (as amended, the “Registration Rights Agreement”). The Registration Rights Agreement grants the selling stockholders certain registration rights for shares of our common stock, including shares of common stock that may be issued upon exercise of the Warrants and shares of common stock that may be issued upon redemption of the Redeemable Preferred Stock in connection with certain change-of-control transactions. The Registration Rights Agreement provides that we are required to file a registration statement covering the common stock that may be issued upon exercise of the Warrants no later than the earlier of (i) the date on which the Company files its Form 10-Q for the quarter ended September 30, 2019 and (ii) December 2, 2019, and to cause such shelf registration statement to be declared effective as soon as practicable after its filing to permit the public resale of all registrable securities covered by the Registration Rights Agreement. The filing of this prospectus supplement satisfies this requirement. The registration rights are transferable only in specified circumstances.

The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholders under this prospectus supplement. The selling stockholders identified below may currently hold or acquire at any time shares in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of their shares in transactions exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, we cannot give an estimate as to the number of shares that will be held by the selling stockholders upon termination of this offering. Information concerning the selling stockholders may change from time to time. To the extent the selling stockholders or any brokers, dealers or agents that participate in the distribution of shares of common stock are deemed to be “underwriters” within the meaning of the Securities Act, any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of shares of Redeemable Preferred Stock, Warrants and shares of common stock that may be issued in respect of the Redeemable Preferred Stock and Warrants and the rights and relationships described or incorporated by reference into this prospectus supplement: (1) for as long as the selling stockholders, their affiliates and their permitted transferees (as defined in the Redeemable Preferred Stock purchase agreement), but only to the extent the selling stockholders have voting or dispositive power over the shares of Redeemable Preferred Stock held by such permitted transferees, beneficially own at least 51% of the outstanding shares of the Redeemable Preferred Stock, the right to designate an observer to attend all meetings of our board of directors and committees thereof and certain related information rights; and (2) the exclusive right of the holders of a majority of the then-outstanding shares of Redeemable Preferred Stock to appoint and elect one director to our board of directors in the event we fail to: (a) redeem the Redeemable Preferred Stock upon the request of the holders of the Redeemable Preferred Stock following the seventh anniversary of the date of issuance of the Redeemable Preferred Stock; (b) to pay a quarterly dividend in cash for two consecutive quarters after December 31, 2021; or (c) redeem the Redeemable Preferred Stock if required to do so in connection with a change of control.

Based on information provided to us, while the selling stockholders are affiliates of a broker-dealer, they acquired the Warrants and the Redeemable Preferred Stock in the ordinary course of business and, at the time of such acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the Warrants or Redeemable Preferred Stock or the common stock underlying the Warrants or Redeemable Preferred Stock. Additionally, affiliates of the selling stockholder have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell any or all of the securities under this prospectus supplement. Because the selling stockholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales.

	Shares Beneficially Owned Prior to Offering(1)(2)	Number of Shares Offered Hereby	Shares Beneficially Owned After Offering(3)
Name of Selling Stockholder(4)	Common Stock	Common Stock	Common Stock	Percent of Outstanding Common Stock
Investment funds affiliated with The Goldman Sachs Group, Inc.(4)	2,027,157	2,027,157	—	—

(1)	Based on Warrants to purchase an aggregate of 2,027,157 shares of common stock.
(2)

The shares reflected in the table above do not include shares of common stock that may be issued upon redemption of the Redeemable Preferred Stock in connection with certain change-of-control transactions or shares to be issued upon exercise of the Warrants as a result of anti-dilution adjustments.

(3)	Assumes the selling stockholders sell all of the shares of common stock offered pursuant to this prospectus.
(4)

Shares shown as beneficially owned by investment funds affiliated with The Goldman Sachs Group, Inc. reflect an aggregate of the following record ownership: (i) 941,392 shares held by West Street Capital Partners VII Investments B, L.P.; (ii) 887,977 shares held by West Street Capital Partners VII Offshore Investments, L.P.; (iii) 22,101 shares held by West Street Capital Partners VII – Parallel B, L.P.; and (iv) 175,687 shares held by Apicorp Managed Account Investment Vehicle, L.P. (collectively, the “Goldman Sachs Funds”). Either West Street Capital Partners VII Advisors, LLC or West Street Capital Partners VII Advisors B, Ltd. (collectively, the “West Street GPs”) is the general partner of certain of the Goldman Sachs Funds. Goldman Sachs & Co. LLC is the investment manager of the Goldman Sachs Funds. Goldman Sachs & Co. LLC is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by the Goldman Sachs Funds, and the West Street GPs may be deemed to have the power to vote or direct the vote or dispose or direct the disposition of the shares owned by the Goldman Sachs Funds for which they serve as general partner. The

Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC and the West Street GPs disclaim beneficial ownership of the shares owned by the Goldman Sachs Funds, except to the extent of their respective pecuniary interest therein. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC may be deemed to beneficially own an additional 2,027,157 shares of common stock (as of October 28, 2019). The address for The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC and the Goldman Sachs Funds is 200 West Street, New York, New York 10282. The address for the West Street GPs is Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807.

PLAN OF DISTRIBUTION

We are registering the shares of common stock that may be issued upon exercise of the Warrants and shares of common stock that may be issued upon redemption of the Redeemable Preferred Stock in connection with certain change-of-control transactions. We will not receive any of the proceeds from the sale of such shares of common stock, nor will we receive any proceeds from the selling stockholders upon exercise of the Warrants, except to the extent we elect to require the holders of Warrants to pay the exercise price in cash rather than using a cashless “net” exercise in connection with the exercise of any of the Warrants.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, donees and pledgees, may make sales of the shares of common stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted by applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers, or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted by law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings, block trades or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales;

•	through purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;

•	via a block trade in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	through transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	in an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing; or

•	through any other method permitted by applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions.

The selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus supplement to close out the short positions or loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the selling stockholders may sell the shares of common stock included in this prospectus supplement to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of common stock included in this prospectus supplement, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus supplement. The number of shares offered under this prospectus supplement by a given selling stockholder will decrease as and when such events occur. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus supplement may be delivered in connection with the short sales, and the shares offered under this prospectus supplement may be used to cover short sales.

In addition to the transactions described above, the selling stockholders may sell the shares of common stock included in this prospectus supplement in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus supplement. Among other things, the selling stockholders may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus supplement or may decide not to sell any securities under this prospectus supplement. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus supplement.

The selling stockholders and any other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

We have agreed, subject to the terms of the Registration Rights Agreement, to indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of common stock included in this prospectus supplement, including liabilities arising under the Securities Act. Each of the selling stockholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations, subject to certain limitations as described in the Registration Rights Agreement. We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares included in this prospectus supplement against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We have agreed to pay the expenses of the registration of the shares of common stock offered and sold by the selling stockholders under the registration statement of which this prospectus supplement forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.

A prospectus and an accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution, and the place and time of delivery for the securities in respect of which this prospectus supplement is delivered will be set forth in any such prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus supplement forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

LEGAL MATTERS

Arias, Fabrega and Fabrega, our Panamanian counsel, will issue a legal opinion relating to the shares of common stock offered through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of McDermott appearing in McDermott’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of McDermott’s internal control over financial reporting as of December 31, 2018 (excluding the internal control over financial reporting of certain acquired operations of CB&I), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of McDermott’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of those acquired operations from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of McDermott as of December 31, 2017 and for the years ended December 31, 2017 and 2016, incorporated in this prospectus supplement by reference from McDermott’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We make available free of charge on our internet website at www.mcdermott.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider such information as part of this prospectus supplement.

Prospectus

MCDERMOTT INTERNATIONAL, INC.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

The Offering

We may offer from time to time: • senior debt securities; • subordinated debt securities; • common stock; • preferred stock; • warrants; • stock purchase contracts; and • stock purchase units.

This prospectus describes some of the general terms that may apply to our securities. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “MDR.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 1 of this prospectus. In addition, risk associated with any investment in our securities may be described in the applicable prospectus supplement and our other filings with the Securities and Exchange Commission, as described in the “Risk Factors” section on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2018.

i

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

The Company

McDermott International, Inc. (“McDermott,” “MDR,” “we,” “our,” “us” or the “Company”), a corporation incorporated under the laws of the Republic of Panama in 1959, is a fully-integrated provider of engineering, procurement, construction and installation (“EPCI”) and technology solutions to the energy industry. On May 10, 2018, we completed our combination with Chicago Bridge & Iron Company N.V. (“CB&I”) through a series of transactions. We design and build end-to-end infrastructure and technology solutions, from the wellhead to the storage tank, to transport and transform oil and gas into a variety of products. Our proprietary technologies, integrated expertise and comprehensive solutions are utilized for offshore, subsea, power, liquefied natural gas (“LNG”) and downstream energy projects around the world. Our customers include national, major integrated and other oil and gas companies as well as producers of petrochemicals and electric power, and we operate in most major energy producing regions throughout the world. We execute our contracts through a variety of methods, principally fixed-price, but also including cost reimbursable, cost-plus, day-rate and unit-rate basis or some combination of those methods.

In this prospectus, unless the context otherwise indicates, “McDermott,” “we,” “us” and “our” mean McDermott International, Inc. and its consolidated subsidiaries. Our principal executive offices are located at 757 N. Eldridge Parkway, Houston, Texas 77079, and our telephone number at that location is (281) 870-5000.

Risk Factors

Investing in our securities involves risks. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a Web site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits we have filed with the SEC. You may refer to the registration statement and exhibits for more information about us and the securities. The registration statement and exhibits are available at the SEC’s public reference room or through its Web site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not “filed” with the SEC, unless we specifically provide that such “furnished” information is to be incorporated by reference) after the date of this prospectus and until the termination of this offering. The documents we incorporate by reference are:

•

our Annual Report on Form 10-K for the year ended December 31, 2017, as amended by our Annual Report on Form 10-K/A filed with the SEC on March 8, 2018 (except for Part I, Item 1 and Part II, Items 6, 7 and 8, which have been superseded by information in the Current Report on Form 8-K filed on July 31, 2018);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•

our Current Reports on Form 8-K filed on January 8, 2018, January  24, 2018 (solely with respect to Items 1.01 and 8.01 and the related exhibits), February 21, 2018 (solely with respect to Item 8.01),  March 7, 2018, March 9, 2018,  March 21, 2018, March 22, 2018,  March 29, 2018, April  5, 2018 (two reports), April 9, 2018,  April 12, 2018 (solely with respect to Item 8.01),  April 18, 2018, April 24, 2018 (solely with respect to Item 8.01), May 2, 2018, May  11, 2018, June 12, 2018, July 3, 2018, July 31, 2018 (two reports, solely with respect to Item 8.01), and September 26, 2018; and

•

the description of our common stock contained in our registration statement on our Form 8-A filed with the SEC on December 7, 1982, as amended by our Form 8-A/A filed with the SEC on December 11, 2001.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to or telephoning us at:

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, Texas 77079

Attention: Investor Relations

Telephone: (281) 870-5000

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, the prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any free writing prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Enforceability of Civil Liabilities

We are a corporation organized under the laws of the Republic of Panama, and a substantial amount of our assets are or may be located in jurisdictions outside the United States. Accordingly, it may be difficult or impossible to enforce judgments against us, including judgments predicated on the civil liability provisions of the federal securities laws of the United States. Because a substantial amount of our assets are located outside the United States, any judgment obtained in the United States against us may not be fully collectible in the United States. In addition, treaties may not exist in all cases for the recognition of the enforcement of a judgment or order of a foreign court. We have been advised by our counsel in the Republic of Panama, Arias, Fabrega and Fabrega, that courts in the Republic of Panama will enforce a foreign judgment for a liquidated amount in civil matters, subject to obtaining a writ from the Supreme Court of Panama, which would require the satisfaction of certain conditions and exceptions, including that: (1) the foreign court that granted the judgment grants reciprocity to the enforcement of judgments of courts of the Republic of Panama (which, in practice, the Supreme Court of Panama will presume to be the case, unless proved otherwise); (2) the party against whom the judgment was rendered, or its agent, was personally (not by mail) served in such action; (3) the judgment arises out of a personal action (i.e., not an “in rem” action) against the defendant; (4) the obligation in respect of which the judgment was rendered is lawful in the Republic of Panama and does not contradict the public policy of Panama; (5) the judgment is properly authenticated by diplomatic or consular officers of the Republic of Panama or pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalisation of Foreign Public Documents; and (6) a copy of the final judgment is translated into Spanish by a licensed translator in Panama. Subject to customary assumptions, Arias, Fabrega and Fabrega has advised us that they know of no current public policy that would prevent or hinder the enforcement of such a final judgment in the Republic of Panama. Courts in the Republic of Panama will not enforce in original actions liabilities predicated solely on the United States federal securities laws.

Forward-Looking Statements

This prospectus, including the documents incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections and estimates concerning the scope, execution, timing and success of specific projects and our future RPOs, revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy” or other words that convey the uncertainty of future events or outcomes. Sometimes we will specifically describe a statement as being a forward-looking statement and refer to this cautionary statement. In addition, various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that relate to, or statements that are subject to risks, contingencies or uncertainties that relate to:

•	expectations regarding our recently completed combination with CB&I and the anticipated benefits of combining CB&I’s business with McDermott’s business;

•	future levels of revenues, operating margins, operating income, cash flows, net income or earnings per share;

•	the outcome of project awards and scope, execution and timing of specific projects, including timing to complete and cost to complete these projects;

•

future project activities, including the commencement and subsequent timing of marine or installation campaigns on specific projects, and the ability of projects to generate sufficient revenues to cover our fixed costs;

•	estimates of revenue over time and contract profits or losses;

•	anticipated levels of demand for our products and services;

•	global demand for oil and gas and fundamentals of the oil and gas industry;

•	expectations regarding offshore development of oil and gas;

•	market outlook for the EPCI market;

•	expectations regarding cash flows from operating activities;

•	expectations regarding remaining performance obligations;

•	future levels of capital, environmental or maintenance expenditures;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	the adequacy of our sources of liquidity and capital resources;

•	interest expense;

•	the effectiveness of our derivative contracts in mitigating foreign currency risk;

•	results of our capital investment program;

•	expectations regarding the acquisition or divestiture of assets;

•	the impact of U.S. tax reform on our tax position;

•	establishing our parent company’s tax residence in the United Kingdom;

•	the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; and

•	the anticipated effects of actions of third parties such as competitors, or federal, foreign, state or local regulatory authorities, or plaintiffs in litigation.

These forward-looking statements speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	general economic and business conditions and industry trends;

•	general developments in the industries in which we are involved;

•	the volatility of oil and gas prices;

•	decisions about capital investment to be made by oil and gas companies and other participants in the energy and natural resource industries, demand from which is the largest component of our revenues;

•

other factors affecting future levels of demand, including investments across the natural gas value chain, including LNG and petrochemicals, investments in power and petrochemical facilities and investments in various types of facilities that require storage structures and pre-fabricated pipe;

•	the highly competitive nature of the businesses in which we are engaged;

•	uncertainties as to timing and funding of new contract awards;

•	our ability to appropriately bid, estimate and effectively perform projects on time, in accordance with the schedules established by the applicable contracts with customers;

•	changes in project design or schedule;

•	changes in scope or timing of work to be completed under contracts;

•

cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes or otherwise;

•	changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;

•	risks associated with labor productivity;

•	cancellations of contracts, change orders and other modifications and related adjustments to RPOs and the resulting impact from using RPOs as an indicator of future revenues or earnings;

•	the collectability of amounts reflected in change orders and claims relating to work previously performed on contracts;

•	our ability to settle or negotiate unapproved change orders and claims and estimates regarding liquidated damages;

•	the capital investment required to construct new-build vessels and maintain and/or upgrade our existing fleet of vessels;

•	the ability of our suppliers and subcontractors to deliver raw materials in sufficient quantities and/or perform in a timely manner;

•	volatility and uncertainty of the credit markets;

•	our ability to comply with covenants in our credit agreements and other debt instruments and the availability, terms and deployment of capital;

•

the unfunded liabilities of our pension and other post-retirement plans, which may negatively impact our liquidity and, depending upon future operations, may impact our ability to fund our pension obligations;

•	the continued availability of qualified personnel;

•

the operating risks normally incident to our lines of business, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors and give rise to contractually imposed liquidated damages;

•	natural or man-caused disruptive events that could damage our facilities, equipment or our work-in-progress and cause us to incur losses and/or liabilities;

•	equipment failure;

•	changes in, or our failure or inability to comply with, government regulations;

•	adverse outcomes from legal and regulatory proceedings;

•	impact of potential regional, national and/or global requirements to significantly limit or reduce greenhouse gas and other emissions in the future;

•	changes in, and liabilities relating to, existing or future environmental regulatory matters;

•	changes in tax laws;

•

the continued competitiveness and availability of, and continued demand and legal protection for, our intellectual property assets or rights, including the ability of our patents or licensed technologies to perform as expected and to remain competitive, current, in demand, profitable and enforceable;

•	our ability to keep pace with rapid technological changes or innovations;

•	the risk that we may not be successful in updating and replacing current information technology and the risks associated with information technology systems interruptions and cybersecurity threats;

•	the consequences of significant changes in interest rates and currency exchange rates;

•	difficulties we may encounter in obtaining regulatory or other necessary approvals of any strategic transactions;

•	the risks associated with integrating acquired businesses and forming and operating joint ventures;

•	social, political and economic situations in countries where we do business;

•	the risks associated with our international operations, including risks relating to local content or similar requirements;

•	foreign currency risks and our ability to properly manage or hedge currency or similar risks;

•	interference from adverse weather or sea conditions;

•	the possibilities of war, other armed conflicts or terrorist attacks;

•	the effects of asserted and unasserted claims and the extent of available insurance coverages;

•	our ability to obtain surety bonds, letters of credit and new financing arrangements;

•	our ability to maintain builder’s risk, liability, property and other insurance in amounts and on terms we consider adequate and at rates that we consider economical;

•	the aggregated risks retained in our captive insurance subsidiaries; and

•	the impact of the loss of insurance rights as part of the Chapter 11 Bankruptcy settlement concluded in 2006 involving several of our former subsidiaries.

We believe the items we have outlined above are important factors that could cause estimates in our financial statements to differ materially from actual results and those expressed in a forward-looking statement made in this prospectus, any prospectus supplement, the documents incorporated herein by reference or elsewhere by us or on our behalf. We have discussed many of these factors in more detail elsewhere in the documents we have incorporated by reference and may discuss these factors in more detail in any prospectus supplement. These factors are not necessarily all the factors that could affect us. Unpredictable or unanticipated factors we have not discussed in this prospectus could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises, except as required by applicable securities laws and regulations. We advise investors that they should (1) be aware that factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.

Use of Proceeds

Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. These purposes may include the repayment or refinancing of indebtedness and funding for acquisitions, working capital requirements, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Ratios of Earnings to Fixed Charges and Earnings

to Combined Fixed Charges and Preferred Stock Dividends

Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated, in each case determined on a total enterprise basis, are as follows:

	Six Months Ended June 30, 2018	Years Ended December 31,
		2017	2016	2015	2014		2013
Ratio of earnings to fixed charges	1.10x	3.98x	1.77x	1.31x	—	*	—	*

*	For the years ended December 31, 2014 and 2013, earnings were deficient to cover fixed charges by $67.8 million and $444.0 million, respectively, primarily as a result of operating losses.

For purposes of this table, “earnings” consist of pre-tax income from continuing operations before provision for noncontrolling interest, interest expense and our portion of rents representative of the interest factor. “Fixed charges” consist of interest expensed and capitalized and our portion of rents representative of the interest factor.

We had no preferred stock outstanding for any period presented in the table above so, accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

Description of Debt Securities

The debt securities this prospectus covers will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

In this summary description of the debt securities, all references to “McDermott,” “we” or “us” mean McDermott International, Inc. only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities, and we may sell those debt securities at par, at a premium or with an original issue discount.

Terms

A prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by McDermott or any other entity; and

•	any other terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•

we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of McDermott for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation, amalgamation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•

the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

On the assumption by the successor of the obligations under the indenture, the successor will be substituted for us, and we will be relieved of any further obligation under the indenture and the debt securities.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•

our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of McDermott; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity satisfactory to it;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•

to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus or prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•

to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, if we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

New York law will govern the indentures and the debt securities.

Trustee

Wells Fargo Bank, National Association, is the trustee under each of the indentures.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Capital Stock

Our authorized capital stock consists of:

•	255,000,000 shares of common stock; and

•	25,000,000 shares of preferred stock, issuable in series.

Each authorized share of common stock has a par value of $1.00. Each authorized share of preferred stock has a par value of $1.00. As of September 28, 2018, 180,574,259 shares of common stock were issued and outstanding, and 2,838,749 shares of common stock were held as treasury stock. As of September 28, 2018, no shares of our preferred stock were issued and outstanding.

In the discussion that follows, we have summarized the material provisions of our amended and restated articles of incorporation, as amended (our “articles of incorporation”), and amended and restated by-laws (our “by-laws”) relating to our capital stock. This discussion is subject to the relevant provisions of Panamanian Law and is qualified in its entirety by reference to our articles of incorporation and by-laws. You should read the provisions of our articles of incorporation and by-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. See “Where You Can Find More Information.”

Common Stock

Each share of common stock has one vote in the election of each director and on all other matters voted on generally by the stockholders. No share of common stock has any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting us.

The presence at a meeting of our stockholders, in person or by proxy, of holders of a majority of the outstanding shares of common stock as of the record date for that meeting will constitute a quorum. Some business combination transactions require more than a simple majority vote. We have described these business combination transactions below under “—Other Matters—Business Combination Transactions Requiring More Than a Majority Vote.” Otherwise, stockholder approvals generally require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote and actually voting on the matter.

Holders of common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. We generally do not pay cash dividends, and we intend to retain future earnings to provide funds for use in the operation and expansion of our business. In addition, the payment of dividends on the common stock may be limited by obligations we may have to holders of any preferred stock or by the provisions of the terms of the loan agreements, indentures and other agreements we may enter into from time to time.

If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we may offer and sell under this prospectus will also be fully paid and nonassessable.

Our outstanding shares of the common stock are listed on the New York Stock Exchange and trade under the symbol “MDR.” Any additional shares of common stock we may offer and sell under this prospectus will also be listed on the New York Stock Exchange.

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and, subject to some limitations our articles of incorporation set forth, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the series designation of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for any other securities;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.

The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

The existence of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

Limitation on Directors’ Liability

Our articles of incorporation limit the liability of the members of our board of directors by providing that no director will be personally liable to us or our stockholders for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock purchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Other Matters

Some of the provisions of our articles of incorporation and by-laws and Panamanian laws discussed below may have the effect, either alone or in combination, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest.

Action by Written Consent

Under Panamanian Law, our stockholders may act by written consent without a meeting. However, any such consent must be either: (1) signed by all our stockholders or their respective representatives or proxies; or (2) signed by the holders of at least a majority of our outstanding shares of capital stock entitled to vote (or, in the case of an amendment to the provisions of our articles of incorporation described below relating to business combination transactions or the number, election and classification of directors, the holders of at least two-thirds of our outstanding shares of capital stock entitled to vote) or their respective representatives or proxies, provided that written waivers of a meeting are obtained by all stockholders who have not signed the written consent (which waivers may be obtained after the consents have been obtained). The practical effect of these provisions is that our stockholders cannot take action by written consent without unanimous concurrence by the stockholders in the action to be taken.

Business Combination Transactions Requiring More Than a Majority Vote

Under our articles of incorporation, whenever applicable law requires the vote or consent of our stockholders to authorize or approve a sale, lease or exchange of all or substantially all our property or assets or to adopt or approve an agreement of merger or consolidation of our company with or into any other corporation or to merge any other corporation into our company, the vote of at least two-thirds of our outstanding capital stock entitled to vote on that transaction is required for any such authorization, adoption or approval.

The super-majority requirement described above could:

•	cause a delay, deferral or prevention of a change in control of our company;

•	entrench management; or

•	make it more difficult to effect a business combination transaction even if the transaction is favored by a majority of our stockholders.

Filling Vacancies on our Board of Directors

Although members of our board of directors may be removed by a majority vote of our stockholders entitled to vote in the election of directors and actually voting on the matter, our articles of incorporation provide that any vacancies will be filled only by the affirmative vote of a majority of our remaining directors, even if less than a quorum. Therefore, without an amendment to our articles of incorporation, our board of directors could prevent any stockholder from removing directors or enlarging our board of directors and filling the vacancies with that stockholder’s own nominees.

Stockholder Board Nominations and Other Proposals

Our by-laws establish an advance-notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before a meeting of our stockholders. Our by-laws provide that, at any meeting of our stockholders, only such business may be conducted as shall have been brought before the meeting by or at the direction of our board of directors or by a stockholder who has given timely written notice meeting the requirements we describe below and who is a stockholder of record as of the time such stockholder gives that notice and will be entitled to vote at the meeting.

Under these provisions, for notice of stockholder director nominations or proposals to be made at an annual meeting to be timely, the notice must generally be received by us:

•	not less than 120 days nor more than 180 days prior to the first anniversary of the previous year’s annual meeting of stockholders; or

•

if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after that anniversary date, not earlier than the 180th day before the meeting and not later than the close of business on the later of (1) the 120th day before the meeting and (2) the tenth day after we first make a public announcement of the date of the meeting.

Under the by-laws, a stockholder’s notice to us proposing to nominate an individual for election as a director or relating to the conduct of business other than the nomination of directors at a meeting must contain specified information, including:

•	the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made;

•

a representation that the stockholder is entitled to vote at the meeting and a statement of the number of shares of our capital stock the stockholder owns and the number of shares of our capital stock the beneficial owner, if any, beneficially owns;

•	a representation that the stockholder intends to appear in person or by proxy at that meeting to nominate the person or persons or to propose the business specified in the notice; and

•	either,

•

as to each person the stockholder proposes to nominate for election or re-election as a director, the name and address of that person and all other information regarding that nominee which would be required in a proxy statement filed under the SEC’s rules if our board of directors had nominated that nominee, and a description of any arrangements or understandings between the stockholder and that nominee and any other persons under which the nomination is to be made, and the written consent of each such nominee to being named in the proxy statement as a nominee and to serve as a director if elected, or

•

as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting that business at the meeting and any material interest of the stockholder in that business.

The chairman of the meeting may refuse to permit any business to be brought before a meeting by a stockholder if that business was not brought before the meeting in compliance with the advance-notice provisions.

The advance-notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to our company and our stockholders.

Amendments to Articles of Incorporation and By-Laws

An amendment to our articles of incorporation generally requires the approval of the holders of a majority of our outstanding capital stock entitled to vote and actually voting on the amendment. However, the affirmative vote of two-thirds of our outstanding capital stock entitled to vote is required to amend, alter, change or repeal the provisions of our articles of incorporation regarding:

•	the votes required for business combinations described above, and

•	the number and election of our directors.

Our board of directors may amend, alter or repeal our by-laws and adopt new by-laws. In addition to requiring compliance with the advance-notice provisions described above, our by-laws provide that the vote of the holders of at least two-thirds of the voting power of the then outstanding shares of our capital stock entitled to vote is required for stockholders to amend, alter or repeal certain provisions of our by-laws relating to the powers and composition of our board of directors.

Panamanian Regulation of Acquisitions of Control

We are registered with the Panamanian National Securities Commission (the “PNSC”) and, as a result, we are subject to Decree No. 45 of December 5, 1977, of the Republic of Panama, as amended (the “Decree”). The Decree imposes certain restrictions on offers to acquire voting securities of a company registered with the PNSC if, following such an acquisition, the acquiror would own directly or indirectly more than 5% of the outstanding voting securities (or securities convertible into voting securities) of such company, with a market value of at least five million Balboas (approximately $5.0 million). Under the Decree, any such offeror would be required to provide McDermott with a declaration stating, among other things, the identity and background of the offeror, the source and amount of funds to be used in the proposed transaction and the offeror’s plans with respect to McDermott. In that event, the PNSC may, at our request, hold a public hearing as to the adequacy of the disclosure provided by the offeror. Following such a hearing, the PNSC would either determine that full and fair disclosure had been provided and that the offeror had complied with the Decree or prohibit the offeror from proceeding with the offer until it has furnished the required information and fully complied with the Decree. Under the Decree, such a proposed transaction cannot be consummated until 45 days after the delivery of the required declaration prepared or supplemented in a complete and accurate manner, and our board of directors may, in its discretion, within 15 days of receiving a complete and accurate declaration, elect to submit the transaction to a vote of our stockholders. In that case, the transaction could not proceed until approved by the holders of at least two-thirds of the voting power of the shares entitled to vote at a meeting held within 30 days of the date it is called. If such a vote is obtained, the shares held by the offeror would be required to be voted in the same proportion as all other shares that are voted in favor of or against the offer. If the stockholders approved the transaction, it would have to be consummated within 60 days following the date of that approval. The Decree provides for a civil right of action by stockholders against an offeror who does not comply with the provisions of the Decree. It also provides that certain persons, including brokers and other intermediaries who participate with the offeror in a transaction that violates the Decree, may be jointly and severally liable with the offeror for damages that arise from a violation of the Decree. We have a long-standing practice of not requiring a declaration under the Decree from passive investors who do not express any intent to exercise influence or control over our company and who remain as passive investors, so long as they timely file appropriate information on Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934. This practice is consistent with advice we have received from our Panamanian counsel to the effect that our Board of Directors may waive the protection afforded by the Decree and not require declarations from passive investors who invest in our common stock with no intent to exercise influence or control over our company.

We believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal, and are not intended to make our company immune from takeovers. However, these provisions apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that our board of directors determines is not in the best interests of our company and our stockholders.

Description of Warrants

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants issued with other securities may be attached to or separate from those other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

If we offer any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

Description of Stock Purchase Contracts

and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as “stock purchase units,” consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents, or through a combination of any such methods of sale.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will include in the prospectus supplement the names of the underwriters, dealers or agents, as well as any commissions payable by us to such underwriters, dealers or agents, and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of any securities we offer through this prospectus. Arias, Fabrega and Fabrega, our Panamanian counsel, will pass upon some matters for us relating to Panamanian law. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on July 31, 2018, and the effectiveness of McDermott International, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CB&I appearing in CB&I’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of CB&I’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference to the Company’s Current Report on Form 8-K filed on May 11, 2018. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.